Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of SUN on Form 10-K for the fiscal year ended October 31, 2025, as filed with the Securities and Exchange Commission, I, Michael Ssebugwawo Muyingo, certify, pursuant to 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2026

/s/ Michael Ssebugwawo Muyingo
Michael Ssebugwawo Muyingo
Chief Financial Officer